CONSULTING AGREEMENT
                              --------------------

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into effective February 15, 2001, ("Effective Date") by and between Amcast Industrial Corporation, a corporation duly organized and existing under the laws of the State of Ohio, with a place of business at 7887 Washington Village Drive, Dayton, Ohio 45459, hereinafter referred to as "Amcast", and Leo W. Ladehoff, residing at 27267 North 103rd Way, Scottsdale, Arizona 85255, hereinafter referred to as "Consultant".

                                   ARTICLE 1
                                   ---------
                                   RETENTION
                                   ---------

1.01 Amcast hereby agrees to retain Consultant from and after the Effective Date of this Agreement based upon the terms and conditions stated herein, conditioned upon Consultant being appointed and maintaining his status as a member, and the Chairman, of Amcast's Board of Directors ("Board") consistent with its Articles of Incorporation, its Bylaws and applicable law. Consultant hereby accepts and agrees to such retention and appointment.

1.02 Consultant shall generally have the authority, responsibilities, and perform such duties as are customarily held and performed by the Chairman of the Board of Directors in businesses such as that engaged in by Amcast, consistent with the terms of Amcast's Articles of Incorporation, its Bylaws and applicable law.

1.03 Consultant understands and agrees that he is retained as an independent contractor, and not an employee, of Amcast.

                                   ARTICLE 2
                                   ---------
                           BEST EFFORTS OF CONSULTANT
                           --------------------------

2.01 Consultant agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of Amcast. Consultant agrees that he will not create a conflict of interest during the Term of this Agreement which may prove detrimental to the interests of Amcast, and agrees to promptly notify the Board in writing of any potential or actual conflict. Consultant agrees that he will spend approximately 40 to 50% of his working time in performance of his duties and responsibilities under this Agreement, at least during the first year of the Term.

                                   ARTICLE 3
                                   ---------
                               TERM OF AGREEMENT
                               -----------------

3.01 The Term of Consultant's engagement with Amcast pursuant to this Agreement shall be three (3) years from the Effective Date, subject to the provisions set forth in Article 5 of this Agreement.

                                   ARTICLE 4
                                   ---------
                           COMPENSATION AND BENEFITS
                           -------------------------

4.01 Consultant will be paid an annualized retainer of Two Hundred Thousand and no/100 Dollars ($200,000.00). Consultant's retainer shall be payable in equal monthly installments. The Board shall review Consultant's retainer annually at the conclusion of Amcast's fiscal year. Any actual increase in Consultant's retainer shall be made within Amcast's sole judgment and discretion based on any criteria Amcast determines are appropriate. Such retainer shall not be subject to decrease unless the Board takes action to effect a uniform percentage decrease in compensation for all members of the Board.

4.02 Consultant shall also receive a monthly car allowance in a reasonable amount to be determined by Amcast. Subject to the eligibility requirements and other terms and conditions of Amcast's group health plan, Consultant shall be allowed to participate in such insurance coverage and Amcast shall pay the premiums for such coverage.

4.03 Consultant shall be eligible to receive such fringe benefits as are, and may be, made available to other members of the Board from time to time in the exclusive discretion of the Board. Such benefits may include, but are not limited to, director fees. Amcast may, without any prior notice, discontinue or modify any benefit already provided or as may be provided in the future, within the exclusive discretion of the Board, only if such benefits are uniformly discontinued or modified for all members of the Board.

4.04 Amcast shall reimburse Consultant, in accordance with Amcast's policies and procedures in effect from time to time, for all reasonable and deductible out-of-pocket business expenses which are incurred by Consultant in connection with the performance by him of his duties hereunder.

4.05 Pursuant to the terms and conditions contained in the Non-Qualified Director Stock Option Agreement to be separately entered into concurrently herewith by Consultant and Amcast under and pursuant to Amcast's 1999 Director Stock Incentive Plan ("Plan"), Amcast shall grant to Consultant on June 1, 2001, the option to purchase an aggregate 100,000 (One Hundred Thousand) shares of the outstanding common stock of Amcast upon the terms set forth in the Plan; provided, however, that if Amcast and/or its shareholders receive an offer for a Change in Control prior to June 1, 2001, that is accepted by the Board and the shareholders, then Executive shall instead be granted the option to purchase an aggregate 100,000 (One Hundred Thousand) shares of the outstanding common stock of Amcast upon the terms set forth in the Plan on the last business day immediately preceding the date the final offer for Change in Control was received by Amcast and/or its shareholders. These options shall vest immediately upon grant and shall be exercisable pursuant to the terms of the Plan.

4.06 For the purposes of this Agreement, "Change in Control" shall mean any one of the following:

(a) a "Change in Control" of Amcast of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) (i) the sale, lease, transfer, conveyance or other disposition (pursuant to a sale of assets, a merger or consolidation or similar transaction), in one or a series of related transactions, of all or substantially all of the assets of Amcast taken as a whole to any "person" (as defined below) or (ii) a merger, consolidation or similar transaction to which Amcast is a party, if the individuals and entities who were stockholders of Amcast, as applicable, immediately prior to the effective date of such merger, consolidation or similar transaction have beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of less than 50% of the combined voting power of the surviving corporation following the effective date of such merger, consolidation or similar transaction;

(c) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that, as of the date hereof, does not own 30% or more of Amcast and becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of Amcast representing 30% or more of the combined voting power of the then outstanding securities of the applicable entity;

(d) any  "person"  (as such is used in Section  13(d) and 14(d) of the  Exchange
Act) becomes, through or pursuant to a "tender offer," as that term is used in the Exchange Act and Regulations promulgated by the Securities and Exchange Commission thereunder, the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of Amcast representing 30% or more of the combined voting power of the then outstanding securities of the applicable entity;

(e) a majority of the Board of Directors is not made up of individuals who (i) are members of the Board of Directors as of the effective date of this Agreement or (ii) who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by Amcast's shareholders, by the affirmative vote of at least two-thirds of the directors then still in office who were directors as of the effective date of this Agreement; or

(f) the adoption by Amcast of a plan providing for its liquidation or dissolution.

4.07 Under no circumstances shall Consultant be deemed to have earned or be entitled to any fee, expenses, commission, bonus, benefit or other compensation for services hereunder, except as expressly provided in this Agreement.

                                   ARTICLE 5
                                   ---------
                                  TERMINATION
                                  -----------

5.01 Consultant may terminate his Board Chairmanship and his engagement under this Agreement by giving Amcast two (2) months written notice of his intention to resign. If requested by Amcast, Consultant agrees to cooperate in training his successor until his actual termination. In the event of such resignation, Consultant shall be paid his compensation and benefits under Article 4 only through the effective date of his resignation.

5.02 Amcast may, subject to applicable law, terminate this Agreement and Consultant's engagement by giving Consultant two (2) months written notice if Consultant, due to sickness or injury, is prevented from carrying out his essential functions for a period of six (6) months or longer. In the event of such termination, Consultant shall be paid his compensation and benefits under
Article 4 only through the effective date of his termination.

5.03 Consultant's engagement and this Agreement will be deemed terminated upon the death of the Consultant. In the event of such termination, Consultant shall be paid his compensation and benefits under Article 4 only through the effective date of his termination.

5.04 Amcast may terminate this Agreement and Consultant's retention by providing Consultant with two (2) months written notice. In the event of such termination, Consultant shall be paid (a) his compensation and benefits under Article 4 through the effective date of his termination and (b) the continued payment of his monthly retainer payment for a period of six (6) months following his termination. Consultant agrees that the payment set forth in this Section 5.04 shall be in lieu of any other compensation to which he might claim entitlement as a result of the termination of his engagement prior to completion of the Term.

5.05 If within one (1) year after a Change in Control (as defined in Section 4.06), Consultant is removed from his position as Chairman of the Board, then Amcast, its successors or assigns shall pay Consultant (a) his compensation and benefits under Article 4 through the effective date of his termination and (b) the continued payment of his monthly retainer payment for a period of twelve
(12) months following his termination. Consultant agrees that the payment set forth in this Section 5.05 shall be in lieu of any other compensation to which he might claim entitlement as a result of the termination of his engagement prior to completion of the Term.

5.06 Any other provision of this Agreement notwithstanding, Amcast may terminate Consultant's engagement without notice if the termination is based on any of the following events that constitute Cause:

(a) Consultant embezzles funds or otherwise misappropriates the assets of Amcast, commits any act of moral turpitude, is convicted in a court of law of or pleads guilty or no contest to a felony or any criminal activity involving dishonesty, fraud, breach of trust or involving money or property of Amcast, engages in any public conduct that has or can reasonably be expected to have a material detrimental effect on Amcast, breach of the terms of this Agreement, or any other comparable conduct that gives rise to his lawful removal as Chairman of the Board.

In the event of such termination, and not withstanding any contrary provision otherwise stated, Consultant shall be paid his compensation and benefits under
Article 4 only through the effective date of his termination.

5.07 Upon termination of Consultant's retention hereunder for any reason, Consultant shall be deemed to have resigned from his position as Chairman of the Board.

                                   ARTICLE 6
                                   ---------
                                 NONDISCLOSURE
                                 -------------

6.01 Except as permitted or directed by Amcast or as may be required in the proper discharge of Consultant's engagement hereunder, Consultant shall not, during the Term or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way any confidential, trade secret or proprietary information of Amcast, including without limitation, whether or not reduced to writing, customer lists, customer files or information, planning and financial information, contracts, sales and marketing information, business strategy or opportunities for new or developing business, which Consultant has prepared, acquired or become acquainted with during his engagement by Amcast. Consultant acknowledges that the above-described knowledge or information is the property of Amcast that constitutes a unique and valuable asset and represents a substantial investment by Amcast, and that any disclosure or other use of such knowledge or information, other than for the sole benefit of Amcast, would be wrongful and would cause irreparable harm to Amcast. Consultant agrees to at all times maintain the confidentiality of such knowledge or information, to refrain from any acts or omissions that would reduce its value to Amcast, and to take and comply with reasonable security measures to prevent any accidental or intentional disclosure or misappropriation. Upon termination of Consultant's engagement for any reason, Consultant shall promptly return to Amcast all such confidential, trade secret and proprietary information, including all copies thereof, then in Consultant's possession, control or influence, whether prepared by Consultant or others.

6.02 The foregoing obligations of confidentiality shall not apply to any knowledge or information the entirety of which is now published or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Consultant or a breach of a confidentiality obligation owed to Amcast by any third party.

6.03 In the event of a breach or threatened breach by Consultant of the provisions of this Article 6, Amcast shall be entitled to an injunction restraining Consultant from directly or indirectly disclosing, disseminating, lecturing upon, publishing or using such confidential, trade secret or proprietary information (whether in whole or in part) and restraining Consultant from rendering any services or participating with any person, firm, corporation, association or other entity to whom such knowledge or information (whether in whole or in part) has been disclosed, without the posting of a bond or other security. Nothing herein shall be construed as prohibiting Amcast from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Consultant. Consultant agrees that if

Amcast is the prevailing party, Amcast shall be entitled to recover its costs of litigation, expenses and attorney fees incurred in enforcing this Agreement.

6.04 The Consultant understands and agrees that any violation of this Article 6 while employed by Amcast may result in immediate disciplinary action by Amcast, including termination of his engagement pursuant to Section 5.05 hereof.

6.05 The provisions of this Article 6 shall survive termination of this Agreement indefinitely.

                                   ARTICLE 7
                                   ---------
                                 MISCELLANEOUS
                                 -------------

7.01 Governing Law. This Agreement shall be governed and construed according to the laws of the State of Ohio without regard to conflicts of law provisions.

7.02 Successors. This Agreement is personal to Consultant and Consultant may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person or entity.

7.03 Waiver. The waiver by Amcast of the breach or nonperformance of any provision of this Agreement by Consultant will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Agreement or any similar agreement with any other person.

7.04 Modification. This Agreement supersedes and replaces any and all prior oral or written understandings, if any, between the parties relating to the subject matter of this Agreement, which are hereby revoked. The parties agree that this Agreement (a) is the entire understanding and agreement between the parties and
(b) is the complete and exclusive statement of the terms and conditions thereof, and there are no other written or oral agreements in regard to the subject matter of this Agreement. This Agreement shall not be changed or modified except by a written document signed by the parties hereto.

7.05 Severability and Blue Penciling. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable as written, the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, Amcast and Consultant specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this Agreement, and the provisions thereof, to be valid and enforceable to the fullest extent allowed by law or public policy.

7.06 Notice. Any notice required or permitted to be given under this Agreement shall be deemed to have been delivered on the date following the day the notice is deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, and addressed as follows:

If to Consultant:                   Leo W. Ladehoff
                                    27267 North 103rd Way
                                    Scottsdale, AZ  85255

or such other address as Consultant elects by giving such to Amcast with not less than 30 days advance written notice.


If to Amcast:                        Amcast Industrial Corporation
                                     7887 Washington Village Drive
                                     Dayton, OH  45459
                                     Attn: Its Chief Executive Officer

or such other address as Amcast elects by giving such to Consultant with not less than 30 days advance written notice.

IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

                                     AMCAST INDUSTRIAL CORPORATION



                         By:/s/ Denis G. Daly
                            -------------------------------------------------

                            Its Vice President, Secretary and General Counsel
                                ---------------------------------------------
                           /s/ Leo W. Ladehoff
                        -----------------------------------------------------
                            Leo W. Ladehoff